Exhibit (g)(3)

APPENDIX "B"
TO
CUSTODIAN AGREEMENT
BETWEEN

State Street Bank and Trust Company and Each of the Investment
Companies Listed on Appendix A

Dated as of December 17, 1998

 The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of February 1, 1996 (the "Custodian Agreement"):

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
A.               Additional Custodians:

                 Custodian                        Purpose

                 Bank of New York                 Ficash

                                                  Fiterm

B.               Special Subcustodians:

                 Subcustodian                     Purpose

                 Bank of New York                 Ficash

C.               Foreign Subcustodians:

Country          Subcustodian                     Depository

Argentina        Citibank, N.A., Buenos Aires     Caja de Valores S.A.

Australia        Westpac Banking Corporation,     Austraclear Limited

                 Sydney

                                                  Reserve Bank Information and

                                                  Transfer System (RITS)

Austria          GiroCredit Bank                  Oesterreichische Kontrollbank

                 AG der Sparkassen, Vienna        AG (Wertpapiersammelbank

                                                  Division)

Bahrain          The British Bank of the          None

                 Middle East, Manama

Bangladesh       Standard Chartered Bank, Dhaka   None

Belgium          Generale Bank, Brussels          Caisse Interprofessionnelle de

                                                  Depots et de Virements de
                                                  Titres

                                                  S.A. (CIK)

Belgium                                           Banque Nationale de Belgique

Bermuda          The Bank of Bermuda Limited      None

Bostwana         Barclays Bank of Bostwana        None

                 Limited, Gaborone

Brazil           Citibank, N.A., Sao Paulo        Bolsa de Valores de Sao Paulo

                                                  (Bovespa); Banco Central do
                                                  Brasil, Systema

                                                  Especial de Liquidacao e
                                                  Custodia

                                                  (SELIC); Rio de Janeiro Stock
                                                  Exchange

                                                  (BVRJ); Central de Custodia e
                                                  Liquidacao

                                                  Financeira de Titulos
                                                  (CETIP); Companhia

                                                  Brasileria de Liquidacao e
                                                  Custodia

Bulgaria         ING Bank N.V., Sofia             Central Depository AD (CDAD)

                                                  The Bulgarian National Bank

Canada           Canada Trustco Mortgage          Canadian Depository for

                 Company, Toronto                 Securities Limited (CDS)

Chile            Citibank, N.A., Santiago         None

China            The Hongkong and Shanghai        Shanghai Securities Central

                 Banking Corporation Limited,     Clearing and Registration

                 Shanghai & Shenzhen branches     Corporation (SSCRC);

                                                  Shenzhen Securities
                                                  Registrars Co.,

                                                  Ltd. (SSRC).

Colombia         Cititrust Colombia S.A.          None

                 Sociedad Fiduciaria, Bogota

Cyprus           Barclays Bank PLC, Nicosia

Czech Republic   Ceskoslovenska Obchodni          Stredisko Cennych Papiru (SCP);

                 Banka, A.S., Prague              Czech National Bank (CNB)

Denmark          Den Danske Bank, Copenhagen      Vaerdipapericentralen- The
                                                  Danish

                                                  Securities Center (VP)

Ecuador          Citibank, N.A., Quito            None

Egypt            National Bank of Egypt, Cairo    Misr for Clearing, Settlement
                                                  and Depository

Finland          Merita Bank Limited, Helsinki    The Finnish Central
                                                  Securities Depository

                                                  Limited (CSD)

France           Banque Paribas, Paris            Societe Interprofessionnelle
                                                  pour la

                                                  Compensation des Valeurs

                                                  Mobilieres (SICOVAM)

                                                  Banque de France

Germany          Dresdner Bank AG, Frankfurt      Deutsche Borse Clearing (DBC)

Ghana            Barclays Bank of Ghana Limited,  None

                 Accra

Greece           National Bank of Greece, S.A.,   Central Securities
                                                  Depository, S.A.

                 Athens                           (Apothtirion Tilton A.E.)

                                                  The Bank of Greece

Hong Kong        Standard Chartered Bank,         Hong Kong Securities Clearing
                                                  Co. Ltd.,

                 Hong Kong                        Central Clearing and
                                                  Settlement System

                                                  (CCASS)

                                                  The Central Money Markets
                                                  Unit CMU

Hungary          Citibank Budapest Rt.,           Central Depository and
                                                  Clearing House

                 Budapest                         (Budapest) Ltd. (KELER Ltd.)

India            Deutsche Bank AG, Mumbai;        National Securities
                                                  Depository Limited

                 Hongkong & Shanghai Banking      (NSDL)

                 Corporation, Ltd., Mumbai

Indonesia        Standard Chartered Bank,         Bank Indonesia

                 Jakarta

Ireland          Bank of Ireland, Dublin          Gilt Settlement Office (GSO)

Israel           Bank Hapoalim B.M., Tel Aviv     Tel Aviv Stock Exchange (TASE)

                                                  Clearinghouse, Ltd.

                                                  The Bank of Israel

Italy            Banque Paribas, Milan            Monte Titoli S.p.A.;

                                                  Banca d'Italia

Ivory Coast      Societe Generale de Banques      None

                 en Cote d'Ivoire, Abidjan

Japan            Sumitomo Trust & Banking         Japan Securities Depository
                                                  Center

                 Co., Ltd., Osaka;                (JASDEC);

                 Daiwa Bank, Ltd., Tokyo;         Bank of Japan

                 Fuji Bank, Ltd., Tokyo

Jordan           British Bank of the Middle       None

                 East, Amman

Kenya            Barclays Bank of Kenya Limited,  The Central Bank of Kenya

                 Nairobi

Lebanon          The British Bank of the Middle   Midclear

                 East, Beirut

                                                  Central Bank of Lebanon

Malaysia         Standard Chartered Bank          Malaysia Central Depository
                                                  Sdn.

                 Malaysia Berhad, Kuala Lampur    bhd. (MCD)

                                                  Bank Negara Malasia

Mauritius        Hongkong and Shanghai            Central Depository &
                                                  Settlement Co., Ltd.

                 Banking Corporation Limited,

                 Port Louis

Mexico           Citibank Mexico, S.A.,           S.D. INDEVAL, S.A. de C.V.

                 Mexico City                      (Instituci<UNDEF>n para el
                                                  Deposito de

                                                  Valores)

Morocco          Banque Commerciale du Maroc,     MAROCLEAR

                 Casablanca

Netherlands      MeesPierson N.V., Amesterdam     Nederlands Centraal Instituut
                                                  voor

                                                  Giraal Effectenverkeer B.V.

                                                  (NECIGEF), KAS Associatie,
                                                  N.V. (KAS)

                                                  De Nederlandshe Bank

New Zealand      ANZ Banking Group (New           New Zealand Securities

                 Zealand) Limited, Wellington     Depository Limited (NZCDS)

Norway           Christiania Bank og              Verdipapirsentralen (VPS)
                 Kreditkasse,

                 Oslo

Oman             British Bank of the Middle       Muscat Securities Market
                 East,

                 Muscat

Pakistan         Deutsche Bank AG, Karachi        The Central Depository
                                                  Company of Pakistan

Peru             Citibank, N.A., Lima             Caja de Valores (CAVAL)

Philippines      Standard Chartered Bank,         The Philippines Central
                                                  Depository, Inc.

                 Manila

                                                  The Book-Entry-System of the
                                                  Central Bank

                                                  The Registry of Scripless
                                                  Securities of the

                                                  Bureau of the Treasury,
                                                  Department of

                                                  Finance

Poland           Citibank Poland, S.A., Warsaw    National Depository of
                                                  Securities;

                                                  National Bank of Poland

                 Bank Polska Kasa Opieki S.A.,

                 Warsaw

Portugal         Banco Comercial Portuguese,      Central de Valores Mobiliarios
                 S.A.,

                 Lisbon                           (Interbolsa)

                                                  Central Treasury Bills

                                                  Registrar

Romania          ING Bank N.V., Bucharest         National Company for
                                                  Clearing, Settlement &

                                                  Depository for Securities
                                                  (SNCDD)

Romania                                           Bucharest Stock Exchange (BSE)

Russia           Credit Suisse First Boston, AO   None

                 Moscow

Singapore        The Development Bank of          Central Depository (Pte) Ltd.
                                                  (CDP)

                 Singapore Ltd., Singapore

                                                  The Monetary Authority of
                                                  Singapore

Slovak Republic  Ceskoslovenska Obchodna          Stredisko Cennych Papierov
                                                  (SCP)

                 Banka A.S., Bratislava           National Bank of Slovakia (NBS)

Slovenia         Banka Creditanstalt d.d.,        Klirinsko Depotna Druzba
                 Ljubljana,

                 a 99.96% owned subsidiary of

                 Creditanstalt AG

South Africa     Standard Bank of South Africa    The Central Depository (Pty)
                                                  Ltd. (CD)

                 Limited, Johannesburg

South Korea      The Hongkong and Shanghai        Korean Securities
                                                  Depositories (KSD)

                 Banking Corporation, Limited

                 Seoul

Spain            Banco Santander, S.A.,           Servicio de Compensacion y

                 Madrid                           Liquidacion de Valores (SCLV);

                                                  Banco de Espana

Sri Lanka        Hongkong and Shanghai            Central Depository System (Pvt)

                 Banking Corp. Ltd., Colombo      Limited (CDS)

Swaziland        Standard Bank Swaziland,         None

                 Limited, Mbabane

Sweden           Skandinaviska Enskilda Banken,   Vardepapperscentralen AB

                 Stockholm

                                                  The Swedish Central
                                                  Securities Depository

Switzerland      UBS AG,                          Schweizerische Effekten-Giro AG

                 Zurich                           (SEGA)

Taiwan           Central Trust of China,          Taiwan Securities Central

                 Taipei                           Depository Company (TSCD)

Thailand         Standard Chartered Bank,         Thailand Securities Depository

                 Bangkok                          Company Limited (TSD)

Transnational                                     Cedel Bank Societe Anonyme

                                                  INTERSETTLE

                                                  The Euroclear System

Turkey           Citibank, N.A., Istanbul         Istanbul Stock Exchange
                                                  Settlement

                                                  and Custody Co., Inc. (I.M.K.B.

                                                  Takas ve Saklama A.S.);

                                                  Central Bank of Turkey

United Kingdom   State Street Bank and Trust      Central Gilts Office (CGO);

                 Company, London                  Central Moneymarkets Office

                 State Street London Limited,     (CMO); European Settlement
                                                  Office (ESO)

                 London

Uruguay          Citibank, N.A., Montevideo       None

Venezuela        Citibank, N.A., Caracas          The Central Bank of Venezuela

Zambia           Barclays Bank of Zambia          Lusaka Central Depository (LCD)

                 Limited, Lusaka                  (overseen by Lusaka Stock
                                                  Exchange)

                                                  The Bank of Zambia



                                                  Each of the Investment
                                                  Companies Listed on
                                                  Appendix A to the Custodian
                                                  Agreement, on
                                                  Behalf of Each of Their
                                                  Respective Portfolios

                                                  By:     /s/John Costello
                                                  Name:      John Costello
                                                  Title:     Asst. Treasurer

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